COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
401 NORTH STREET, ROOM 206
P.O.BOX 8722
HARRISBURG,PA 17105-8722
WWW.CORPORATIONS.PA.GOV

Brightways Corporation
127 Flowers Ave
Langhorne PA 19047

Brightways Corporation

THE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS IS HAPPY TO SEND YOUR FILED DOCUMENT. THE BUREAU IS HERE TO SERVE YOU AND WE WOULD LIKE TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE BUREAU,PLEASE VISIT OUR WEBSITE AT www.dos.pa.gov/BusinessCharities OR YOU MAY CONTACT US BY TELEPHONE AT (717)787-1057. INFORMATION REGARDING BUSINESS AND UCC FILINGS CAN BE FOUND ON OUR SEARCHABLE DATABASE AT www.corporations.pa.gov/Search/CorpSearch .

ENTITY NUMBER : 4275569

Entity# : 4275569
Date Filed : 02/21/2017
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☑ **Return document by mail to:**

Brightways Corporation
Name
127 Flowers Avenue
Address
Langhorne PA 19047-2811
City State Zip Code

☑ **Return document by email to:** steved@brightwaysco.com

Articles of Amendment
Domestic Corporation

TML170222MC1747

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one: ☑ Business Corporation (§ 1915) ☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:

Brightways Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(Complete only (a) or (b), not both)

(a) Number and Street	City	State	Zip	County
127 Flowers Avenue	Langhorne	PA	19047	Bucks

(b) Name of Commercial Registered Office Provider County

c/o:

3. The statute by or under which it was incorporated: 15 Pa. C.S. 1306

4. The date of its incorporation: 06/12/2014
(MM/DD/YYYY)

5. *Check, and if appropriate complete, one of the following:*

____ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

✓ The amendment shall be effective on: 06/15/2016 at ________
Date (MM/DD/YYYY) Hour (if any)

PA DEPT. OF STATE

FEB 21 2017

6. *Check one of the following*:

____ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

_✓_ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate complete, one of the following:*

_✓_ The amendment adopted by the corporation, set forth in full, is as follows

The aggregate number of authorized shares shall be increased to 3,000,000 (3 million)

____ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

____ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

4 day of November, 2016.

Brightways Corporation
Name of Corporation

Stephen L. D'Ferdinand [signature]
Signature

Chief Executive Officer
Title